FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

         This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of February 2, 1996 ("First Amendment") is made by and among Fairchild Industries, Inc., a Delaware corporation ("Fairchild"), RHI Holdings, Inc., a Delaware corporation ("RHI"), The Fairchild Corporation, a Delaware corporation ("TFC"), and Shared Technologies Inc., a Delaware corporation ("Shared Technologies"), amending certain provisions of the Agreement and Plan of Merger dated as of November 9, 1995, including the exhibits and schedules thereto (the "Merger Agreement") by and among Fairchild, RHI, TFC and Shared Technologies. Terms not otherwise defined herein which are defined in the Merger Agreement shall have the same respective meanings herein as therein.

         WHEREAS, Fairchild, RHI, TFC and Shared Technologies have agreed to modify certain terms and conditions of the Merger Agreement as specifically set forth in this First Amendment.

         NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                         AMENDMENTS TO MERGER AGREEMENT

         1.1 References to the distribution of shares of Shared Technologies Cellular Inc. shall be deleted from sections 5.7(b) and 7.1(c) and in Section
5.5 of the Disclosure Statement.

         1.2 Section 6.19 of the Merger Agreement is hereby amended by deleting the provisions of clause (ii) thereof and by inserting therefor the following:


         "(ii) all material Taxes of Fairchild and its subsidiaries in respect of the pre-Merger period (including but not limited to Taxes attributable to the Fairchild Reorganization) have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles;"


         1.3 The first sentence of ss.8.1(c) of the Merger Agreement is hereby deleted in its entirety.

         1.4 The last sentence of ss.8.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "Shared Technologies shall cause Shared Technologies Cellular, Inc. ("STCI") to enter into an agreement preventing STCI from competing in the telecommunications systems and service business."

         1.5 Section 9.1(f) shall be amended to state "43.5" in place of "47.5".

         1.6 Section 9.1 shall be amended to replace the references to "Recapitalization" with "Reorganization."

         1.7 Section 9.2(d) of the Merger Agreement and Schedule 9.2(d) of the Merger Agreement shall be deleted in their entirety.

         1.8 Schedule 9.2(e) shall be amended by adding to the end thereof the following:

         "(h) Article III, Section 20 shall be amended to include the following language at the end of such section:

         '; provided that in no event shall the board authorize or permit to be issued any preferred or special class of shares which are entitled to more than one vote per share or authorize or permit to be issued any additional shares of the Corporation's Series C Preferred Stock, in each case without the affirmative vote of 80% of the directors.' "

         1.9 Section 9.2(i) is hereby deleted in its entirety and replaced with the following:

         "STCI shall have executed a non-competition agreement with Shared Technologies in form and substance satisfactory to Fairchild."

         1.10 The "and" at the end of ss.9.3(d) of the Merger Agreement shall be deleted.

         1.11 The following is added as new ss.9.3(e) of the Merger Agreement and existing Section 9.3(e) of the Merger Agreement is renumbered as ss.9.3(f):

                  "(e) TFC and RHI shall have entered into a Tax Sharing Agreement with Shared Technologies in the form of Exhibit E hereto; and

         1.12 The reference to the entities "D-M-E, Inc." and B-3 and "Fairchild Fasteners, Inc." in ss.9.3(f) (formerly ss.9.3(e)) of the Merger Agreement shall be deleted and replaced with the entity "Fairchild Holding Corp." and the reference to "B-1, B-2 and B-3" shall be replaced by "B-1 and B-2."


         1.13 Section 10.1(c) shall be deleted in its entirety and replaced with the following:

         "by either Fairchild or Shared Technologies if the Effective Time has not occurred on or prior to March 8, 1996 or such other date, if any, as Fairchild or Shared Technologies shall agree upon, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement (or its subsidiaries or affiliates) to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time."

                                   ARTICLE II

                    AMENDMENTS TO INDEMNIFICATION AGREEMENTS
                             (EXHIBITS B-1 through B-3)

         2.1 The first sentence of Section 1 of the Indemnification Agreement set forth as Exhibit B-1 to the Merger Agreement is hereby amended by adding the clause "and including all Taxes (including but not limited to Taxes related to the Fairchild Reorganization)" after the first reference to "Merger Agreement" therein.

         2.2 The first sentence of Section 1 of the Indemnification Agreement set forth as Exhibit B-2 to the Merger Agreement is hereby amended by adding the clause "and including all Taxes (including but not limited to Taxes related to the Fairchild Reorganization)" after the reference to "Merger Agreement" therein.

         2.3 All references to "Fairchild Recapitalization" in the Indemnification Agreements set forth as Exhibits B-1 and B-2 to the Merger Agreement are hereby deleted and replaced with the defined term "Fairchild Reorganization."

         2.4 All references to the entity "Fairchild Fasteners, Inc." in the Indemnification Agreement set forth as Exhibit B-2 to the Merger Agreement are hereby deleted and replaced with the entity "Fairchild Holding Corp." and all references to the defined term "Fasteners" in the Indemnification Agreement set forth as Exhibit B-2 to the Merger Agreement are hereby deleted and replaced with the defined term "FHC".

         2.5 All references to "Shared Technologies" in ss.1 of the Indemnification Agreements set forth as Exhibits B-1 and B-2 shall include, and shall be deemed to include for all purposes set forth in ss.1, all subsidiaries of Shared Techologies Inc.

         2.6 Exhibit B-3 shall be deleted in its entirety.


                                   ARTICLE III
                         AMENDMENTS TO PLEDGE AGREEMENT
                                  (EXHIBIT C)

         3.1 The Pledge Agreement as set forth as Exhibit C to the Merger Agreement is amended by deleting all references to "D-M-E Inc." and "Fairchild Fasteners, Inc." and substituting therefor "Fairchild Holding Corp."


                                  ARTICLE IV

                       AMENDMENTS TO TAX SHARING AGREEMENT
                                   (EXHIBIT E)

         4.1 The Tax Sharing Agreement as set forth as Exhibit E to the Merger Agreement is hereby deleted and the Tax Sharing Agreement as attached hereto as Exhibit E (Restated) is substituted therefor.

                                   ARTICLE V

                        PROVISIONS OF GENERAL APPLICATION

         5.1 Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions to the Merger Agreement remain unaltered. The Merger Agreement and this First Amendment shall be read and construed as one agreement.

         5.2 If any of the terms of this First Amendment shall conflict in any respect with any of the terms of the Merger Agreement, the terms of this First Amendment shall be controlling.


         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers all as of the day and year first above written.

SHARED TECHNOLOGIES INC.                         THE FAIRCHILD CORPORATION


By:/s/ Vincent DiVincenzo                         By:/s/ Donald E. Miller
   ----------------------                            --------------------
   Vincent DiVincenzo                                Donald E. Miller
   Senior Vice President-                            Senior Vice President
   Finance and Administration,
   Treasurer and Chief Financial
   Officer


FAIRCHILD INDUSTRIES, INC.                        RHI HOLDINGS, INC.


By:/s/ Donald E. Miller                           By:/s/ Donald E. Miller
   --------------------                              --------------------
   Donald E. Miller                                  Donald E. Miller
   Vice President                                    Vice President





ACCEPTED AND AGREED TO BY:

FAIRCHILD HOLDING CORP.

By:/s/ Donald E. Miller
   --------------------
   Donald E. Miller
   Vice President
                                           -4-